Hamilton & Associates Law Group, P.A.

Attorneys   Counselors   Consultants

101 Plaza Real S, Suite 202N Boca Raton, Fl 33432

www.Securitieslawyer101.com

email: bhamilton@securitieslawyer101.com

Telephone:  561-416-8956               Facsimile:  561-416-2855

February 12, 2014

Mary Feed & Supplies, Inc.

12905 W. Okeechobee Rd. 3

Hialeah Garden, FL 33018

Re: Mary Feed & Supplies, Inc - Status of Shares being Registered on Form S-1

Gentlemen:

I have acted as special securities counsel to Mary Feed & Supplies, Inc.   (the "Company"),   a  Florida corporation,   in  connection  with  its  filing  of  a registration  statement on Form S-1 (the "Registration  Statement") covering (a) the resale by selling  stockholders of up to 72,000  shares of the Company's common stock and (b) the sale by the Company of up to  2,000,000  shares of the Company's Common Stock (the "Registered  Shares"),  as further  described in the Registration Statement. You have requested my opinion with respect to the shares to be sold.

In so acting, this Law Firm has examined and relied upon such records, documents and other instruments as in this Law Firm’s judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to the Law Firm as originals, and the conformity to original documents of all documents submitted to the Law Firm as certified or photostatic copies. This opinion is based upon the laws of the state of Florida.

Based upon the foregoing and such legal  authorities as I have deemed  relevant, and subject to the  qualifications  and assumptions set forth above, I am of the opinion that:

(a)  the 72,000  shares  being  offered  for  resale  by  the  selling stockholders identified in the registration statement are  legally  authorized  and  validly  issued,   fully  paid  and non-assessable; and

(b) the 2,000,000  shares  being  offered for sale by the  Company,  when issued and sold upon the conditions  contemplated in the Registration  Statement will be duly authorized and validly issued,  fully-paid and non-assessable  upon issuance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my firm wherever appearing in the Registration Statement.  In so doing,  I do not admit  that I am in the  category  of persons whose consent is required  under Section 7 of the Securities Act of 1933 and the rules and  regulations  of the Securities  and Exchange  Commission  promulgated thereunder.

Very truly yours,

Hamilton & Associates Law Group, P. A.

By:	/s/ Brenda Lee Hamilton
Brenda Lee Hamilton, Esquire
Principal of Hamilton & Associates Law Group, P.A. For the Firm